UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 12, 2006
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	0-50363 (Commission File Number)	02-0681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On April 12, 2006, Gladstone Commercial Corporation (the “Company”) filed Articles of Amendment (the “Amendment”) with the Department of Assessments and Taxation of the State of Maryland to amend certain terms of the Articles Supplementary establishing its 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The effect of the Amendment was to shorten the period of time required between the record and payment dates for dividends declared on the Series A Preferred Stock from ten to seven days, and also to change the required dividend payment date from the 30th day of each month to the last business day of each month. The Company amended the Articles Supplementary to avoid unnecessary administrative effort and expense by allowing the Company to use a dividend payment schedule for the Series A Preferred Stock that is identical to the dividend payment schedule for the Company’s common stock.
          Pursuant to the Amendment, the Articles Supplementary were amended by deleting Section 3(a) thereof and inserting in lieu thereof the following:
(a) Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.75% per annum of the $25.00 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $1.9375 per share). Dividends on the Series A Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the last business day of each month (each, a “Dividend Payment Date”). The first dividend, which will be payable on February 28, 2006, will be for a full month. Such dividend and any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 20 nor less than 7 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).
Item 7.01 Regulation FD Disclosure.
          On April 13, 2006, the Registrant sent a letter to all stockholders of record of the Series A Preferred Stock informing them of the changes to the Articles Supplementary. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Articles of Amendment to Gladstone Commercial Corporation Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.75% Series A Cumulative Redeemable Preferred Stock

99.2	Letter to stockholders of record of the Series A Preferred Stock dated April 12, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION (Registrant)

By:	/s/ David Gladstone
David Gladstone Chief Executive Officer
Date: April 12, 2006

INDEX TO EXHIBIT

Exhibit
Number	Exhibit Title

99.1	Articles of Amendment to Gladstone Commercial Corporation Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.75% Series A Cumulative Redeemable Preferred Stock

99.2	Letter to Series A Preferred Stockholders dated April 13, 2006